UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012 (May 7, 2012)

SAVIENT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15313	13-3033811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Center East Brunswick, NJ	08816
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 418-9300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2012, Savient Pharmaceuticals, Inc. (the “Company”) completed the closing of the transactions contemplated by certain Exchange and Purchase Agreements, dated May 7, 2012, between the Company and certain holders (the “Holders”) of its currently outstanding 4.75% convertible senior notes due 2018 (the “Existing Notes”).

Pursuant to the terms of the Purchase and Exchange Agreements, the Holders exchanged their Existing Notes, having an aggregate outstanding principal amount equal to approximately $108 million, for units of the Company (“Units”) comprised of senior secured discount notes due 2019 (“New Notes”), having an equivalent aggregate principal amount at maturity, and warrants to purchase an aggregate of 4,000,019 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), at an exercise price equal to $1.863 per share (the “Warrants”). The Holders also agreed to purchase simultaneously additional Units the aggregate purchase price of which resulted in net proceeds to the Company of approximately $44 million. The aggregate principal amount at maturity of the New Notes issued upon the exchange of the Existing Notes plus the New Notes issued to the Holders upon purchase of the additional Units is approximately $171 million. The Company intends to use the proceeds from the issuance of these additional Units for general working capital purposes. A copy of the form of Exchange and Purchase Agreement entered into with each Holder on May 7, 2012 is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

All of the Units and the New Notes and Warrants comprising the Units were issued by the Company without registration in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and were offered only to qualified institutional buyers and accredited investors. The Units, New Notes and Warrants have not been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The New Notes and the Warrants comprising the Units will become separable 180 days after the date of issuance.

The Units and the New Notes and Warrants comprising the Units were issued pursuant to an Indenture, dated as of May 9, 2012, by and among the Company, certain of the Company’s subsidiaries as guarantors, and U.S. Bank National Association as Trustee (the “Indenture”) and a warrant agreement (the “Warrant Agreement”) with U.S. Bank National Association, pursuant to which U.S. Bank National Association will act as warrant agent for the Warrants. The New Notes were issued in an original principal amount equal to 73.78% of their fully accreted principal amount and have a cash coupon of 3% in the first three years and a cash coupon of 12% per year thereafter. In addition to the New Note, each Unit includes 23.4 Warrants to purchase one share of the Company’s Common Stock at an exercise price of $1.863 per share. A copy of the Indenture, the form of Global Unit (as defined in the Indenture and including the form of New Note and Warrant) and the Warrant Agreement are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.3, respectively, hereto and are incorporated herein by reference.

The New Notes will reach their fully accreted principal amount on May 9, 2015, and will mature on May 9, 2019. At any time prior to May 9, 2015, the Company may redeem all or part of the New Notes at a redemption price equal to 100% of the aggregate principal amount of the New Notes to be redeemed, plus the Applicable Premium (as defined in the Indenture) and accrued but unpaid interest to the redemption date. At any time prior to May 9, 2015, the Company may redeem up to 35% of the aggregate principal amount of the New Notes at a redemption price of 106% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more equity offerings. At any time after May 9, 2015 and before May 9, 2016, the Company may redeem all or part of the New Notes at a redemption price of 106% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to the redemption date. At any time after May 9, 2016 and before May 9, 2017, the Company may redeem all or part of the New Notes at a redemption price of 103% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to the redemption date. At any time after May 9, 2017 and before maturity, the Company may redeem all or part of the New Notes at a redemption price of 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

The Indenture contains certain other agreements and restrictions, including, but not limited to: (i) restrictions on the Company’s ability to pay dividends, repurchase the Company’s stock, make early payments on indebtedness that is junior to the New Notes, and make certain investments; (ii) an obligation for the Company to repurchase the New Notes, at the option of the Holders, in the event of certain assets sale and fundamental change events described in the Indenture; and (iii) restrictions on the Company’s ability to incur additional debt and liens.

The New Notes are secured by substantially all of the assets of the Company and by the assets and securities of certain of the Company’s subsidiaries pursuant to a Pledge and Security Agreement dated as of May 9, 2012 (the “Pledge and Security Agreement”), subject to certain exclusions described in the Indenture and Pledge and Security Agreement. A copy of the Pledge and Security Agreement is filed as Exhibit 10.2 and is incorporated herein by reference.

The foregoing description of the Exchange and Purchase Agreement, the Indenture, the Warrant Agreement, the New Notes, the Warrants and the Pledge and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange and Purchase Agreement, the Indenture, the Warrant Agreement, the New Notes, the Warrants and the Pledge and Security Agreement attached hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

(a) The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

In connection with the creditor derivative action that was filed by Tang Capital Partners in the Court of Chancery of the State of Delaware, a hearing on Tang Capital Partners’ motion for a temporary restraining order was held on May 7, 2012. On May 8, 2012, the Company announced that the Court had denied Tang Capital Partners’ motion for a temporary restraining order.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibits

4.1	Indenture, dated as of May 9, 2012, by and among Savient Pharmaceuticals, Inc., each of the guarantors named therein, and U.S. Bank National Association as Trustee

4.2	Form of Global Unit (including the form of Senior Secured Discount Note due 2019 and form of Warrant Certificate) issued by Savient Pharmaceuticals, Inc.

10.1	Form of Exchange and Purchase Agreement, entered into as of May 7, 2012, by and among Savient Pharmaceuticals, Inc. and the Holder named therein(1)

10.2	Pledge and Security Agreement, dated as of May 9, 2012, by and among Savient Pharmaceuticals, Inc., each of the other grantors party thereto, and U.S. Bank National Association, as Collateral Agent(2)

10.3	Warrant Agreement, dated as of May 9, 2012, by and between Savient Pharmaceuticals, Inc. and U.S. Bank National Association, as Warrant Agent

The following exhibits on this Current Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

99.1	Press release, titled “Savient Pharmaceuticals Enters Into Definitive Financing and Debt Restructuring Agreements” issued by Savient Pharmaceuticals, Inc., dated May 8, 2012

99.2	Press release, titled “Savient Pharmaceuticals Completes Financing and Debt Restructuring Transaction” issued by Savient Pharmaceuticals, Inc., dated May 9, 2012

(1)

Certain of the schedules to the form of Exchange and Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

(2)

Certain of the schedules to the Pledge and Security Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012	SAVIENT PHARMACEUTICALS, INC.

	By:	/s/ PHILIP K. YACHMETZ
Philip K. Yachmetz SVP & General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibits

4.1	Indenture, dated as of May 9, 2012, by and among Savient Pharmaceuticals, Inc., each of the guarantors named therein, and U.S. Bank National Association as Trustee

4.2	Form of Global Unit (including the form of Senior Secured Discount Note due 2019 and form of Warrant Certificate) issued by Savient Pharmaceuticals, Inc.

10.1	Form of Exchange and Purchase Agreement, entered into as of May 7, 2012, by and among Savient Pharmaceuticals, Inc. and the Holder named therein(1)

10.2	Pledge and Security Agreement, dated as of May 9, 2012, by and among Savient Pharmaceuticals, Inc., each of the other grantors party thereto, and U.S. Bank National Association, as Collateral Agent(2)

10.3	Warrant Agreement, dated as of May 9, 2012, by and between Savient Pharmaceuticals, Inc. and U.S. Bank National Association, as Warrant Agent

99.1	Press release, titled “Savient Pharmaceuticals Enters Into Definitive Financing and Debt Restructuring Agreements” issued by Savient Pharmaceuticals, Inc., dated May 8, 2012

99.2	Press release, titled “Savient Pharmaceuticals Completes Financing and Debt Restructuring Transaction” issued by Savient Pharmaceuticals, Inc., dated May 9, 2012